EXHIBIT 99.1

NEWS

United Health Products Inc.’s Exclusive Dental Marketing Agent, Sinc Ventures, L.L.C.,
Receives Vendor Status To Supply HemoStyp™ Gauze To Henry Schein, Inc.

Westbury, NY – September 26, 2013 - United Health Products, Inc. (OTCQB: UEEC) announced that its HemoStyp™ gauze will be distributed to the dental industry by Henry Schein, Inc. (NASDAQ: HSIC), the world's largest provider of health care products and services to office-based dental, medical and animal health practitioners. Sinc Ventures, L.L.C., UEEC’s exclusive marketing agent to the US dental industry, directly negotiated the Agreement, and has received vendor status with Henry Schein.

HemoStyp is an all-natural product, spun into a gauze which is specifically formulated to help produce hemostasis (blood clotting) almost instantly when positioned on a cut or wound. Once it has completed its task, it is readily dissolved by water or saline solution for easy removal that neither disturbs the clotted surface nor encourages re-bleeding.

Dr. Phillip Forman, CEO of United Health Products Inc., stated, "The formulation of our patented HemoStyp gauze is ideal for application in the mouth, which is prone to excessive bleeding due to the vascular nature of the area. This past December The Clinicians Report®, a leading Dental Industry publication, listed HemoStyp among ‘The Best Products Evaluated During 2012.’ This evaluation is evidenced in the dental community through Sinc's Agreement with Henry Schein," Forman concluded.

Marcus Mailei, President of Sinc Ventures, said, "The dental industry is a perfect fit for HemoStyp and we are extremely pleased to have the opportunity to work with Henry Schein, a world class organization and a leading distributor of dental products in the US with more than 800 field sales consultants working out of 70+ centers.”

About Henry Schein, Inc.
Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, medical and animal health practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

About Sinc Ventures, L.L.C.
Sinc Ventures, L.L.C. is a marketing management and distribution company based in Salt Lake City, Utah, dedicated to becoming a top provider of innovative marketing solutions to its clients through its world-wide publishing network, information technology capabilities, and sales management leadership. For more information, visit http://hemostypdental.com.

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About United Health Products, Inc.
United Health Products, Inc. (UEEC) develops, manufactures, and markets a patented hemostatic gauze for the healthcare and wound care sectors. The product, HemoStyp, is derived from regenerated oxidized cellulose, which is all natural, and designed to absorb exudate/drainage from superficial wounds and helps control bleeding. UEEC is focused on ramping up sales in its current markets as well as identifying new markets and applications for its product. For more information on United Health Products, Inc., visit: www.unitedhealthproductsinc.com.

SAFE HARBOR STATEMENT
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipates" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements.

Investor Relations Contact:
Terri MacInnis, Dir. of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com